UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED:  MARCH 17, 2014

DNA PRECIOUS METALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-193873	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

9125 rue Gagnon, Suite 204
Saint Leonard, Quebec, Canada
H1P 1Z4

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514)852-2111

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

All correspondence to:
Tony J. Giuliano, CPA
Chief Financial Officer
DNA Precious Metals, Inc.
9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada H1P 1Z4
Office: (514) 852-2111
Fax: (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5-Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 18, 2014, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation.  The Certificate of Amendment provides that the Company is authorized  to issue five hundred ten million  (510,000,000) shares, consisting of 500 million (500,000,000) shares of common stock, $0.001 par value per share and ten million (10,000,000) preferred shares, par  value $0.001 per share.

Prior to filing the Certificate of Amendment,  the Company’s authorized capital was  one hundred sixty million (160,000,000)  shares consisting of one hundred fifty million (150,000,000) shares of common stock, par value$0.001 per share and ten million (10,000,000) preferred shares, $0.001 par value per share.

The effective date of the Certificate of Amendment is March 17, 2014.

Section 9-Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March  19, 2014

DNA Precious Metals, Inc.
By:	/s/Tony J. Giuliano
Tony J. Giuliano
Interim President and Chief Executive Officer